RG America Announces Record Second Quarter and Six Months Financial Results

Net Income Increases 766% Over 2nd Quarter 2005

DALLAS, TX -- 08/16/2006 -- RG America, Inc. ("RG America") (OTCBB: RGMI), a Dallas-based insurance restoration company specializing in recovery, remediation, roofing and re-construction of insurance losses, announced record financial results for its second quarter and six months year-to-date, ending June 30, 2006. The Company achieved revenues for the second quarter of $8,224,183; an increase of over 295% compared to revenues of $2,084,952 in the second quarter of 2005. Net income for the same quarter increased approximately 766% to $315,088 compared to $36,386 of net income in the second quarter of 2005. This resulted in approximately $0.01 of basic earnings per share, compared to $0.00 per share in the same period 2005.

For the six months ended June 30, 2006, RG America achieved revenues of $17,497,019; an increase of over 249% compared to revenues of $5,019,518 for the first 6 months of 2005. This resulted in approximately $0.04 of basic earnings per share, compared to $0.00 per share in the same period 2005. For further information, see the Company's Form 10-QSB filing for the period ended June 30, 2006.

"RG America has shown strong growth through the first half of fiscal 2006 and continues to generate solid revenues with its ongoing operations from Texas to the Atlantic Coast," stated Bruce A. Hall, CEO for RG America, Inc. "The Company continues to build on its fundamental business plan, providing insurance restoration services for commercial buildings after catastrophic losses and assisting our customers in getting back to pre-loss condition in a timely manner," added Mr. Hall.

"Our team has been working very hard, sometimes under incredibly adverse conditions, to bring our customers' properties back online," commented James Rea, COO for RG America, Inc. "We are proud of our staff, both in the field and at our Operations Center, as we prepare for the remainder of 2006 and continue working on projects resulting from major commercial insurance losses," he continued.

RG America's significant increase in revenues is mainly a result of the Company's transition from a regional company to a national insurance restoration platform, allowing it to capture more business across the nation. RG America, Inc. is currently working on projects ranging from Texas to the Atlantic Coast and will strive to achieve continued growth and expansion in its market sector.

                    RG AMERICA, INC. AND SUBSIDIARIES
                  CONSOLIDATED STATEMENTS OF OPERATIONS
                                (Unaudited)

                          Three Months Ended         Six Months Ended
                              June 30,                   June 30,
                          2006         2005          2006         2005
                      ------------ ------------  ------------ ------------

Revenues              $  8,224,183 $  2,084,952  $ 17,497,019 $  5,019,518
Cost of revenues         5,285,060    1,332,079    10,826,146    2,845,968
                      ------------ ------------  ------------ ------------
Gross profit             2,939,123      752,873     6,670,873    2,173,550

Operating expenses:
Selling, general and
 administrative            707,744      258,487     1,319,483      587,662
Compensation, payroll
 taxes and benefits        784,165      174,847     1,844,807      754,789
Stock compensation         209,488        3,250       308,824      314,838
Consulting and
 contract labor            244,759       60,429       451,244      121,779
Professional                42,676       91,275       241,247      131,305
Recovery of
 impairment                      -            -             -     (116,669)
Rent                       150,512       82,078       310,498      152,339
Depreciation                77,265       23,524       150,737       40,443
                      ------------ ------------  ------------ ------------
Total operating
 expenses                2,216,609      693,890     4,626,840    1,986,486
                      ------------ ------------  ------------ ------------

Income from
 operations                722,514       58,983     2,044,033      187,064

Other expense:

Other income
 (expense), net             70,940       (9,248)       70,940        2,096
Interest and financing
 cost, net                (478,366)     (13,349)     (934,264)    (131,389)
                      ------------ ------------  ------------ ------------

Total other expense       (407,426)     (22,597)     (863,324)    (129,293)
                      ------------ ------------  ------------ ------------

Net income            $    315,088 $     36,386  $  1,180,709 $     57,771
                      ============ ============  ============ ============

Net income per share
 - basic              $       0.01 $       0.00  $       0.04 $       0.00
                      ============ ============  ============ ============
Net income per share
 - diluted            $       0.01 $       0.00  $       0.03 $       0.00

Basic weighted average
 outstanding shares     31,873,661   24,593,351    31,240,934   24,524,432
Diluted weighted average
 outstanding shares     49,293,576   25,726,304    44,496,913   26,399,187

                    RG AMERICA, INC. AND SUBSIDIARIES
                  CONSOLIDATED STATEMENTS OF CASH FLOWS
                                (Unaudited)

                                                      Six Months Ended
                                                          June 30,
                                                      2006         2005
                                                  -----------  -----------
Operating Activities:
Net income                                        $ 1,180,709  $    57,771
Adjustments to reconcile net income to net cash
 provided by (used in) operating activities:
   Depreciation                                       150,737       40,443
   Write off of investment in limited partnership
   Provision for doubtful accounts                    424,219            -
   Amortization of deferred compensation              100,400        5,487
   Non-cash interest expense                          493,202            -
   Stock options issued for consulting services             -      309,351
   Stock warrants issued for consulting services       82,604            -
   Stock options issued for employee services         106,320            -
   Stock issued for professional services              18,250            -
   Stock issued for employee compensation               1,250            -
   Stock cancelled related to acquisition             (50,000)    (116,669)
   Stock warrant issued for debt services                   -       27,357
   Changes in operating assets and liabilities:
      Contracts receivable                         (8,136,312)    (228,956)
      Unbilled revenue and deferred revenue, net   (2,317,738)     420,775
      Prepaid expenses                               (187,375)     (58,822)
      Other receivables                               (99,300)    (116,395)
      Increase in note receivables                          -
      Other non current assets                        (40,600)           -
      Bank overdraft                                   24,314       13,610
      Accounts payable - trade                      1,473,880      106,733
      Accrued expenses                                763,773     (544,133)
      Withholding taxes payable                         4,837      (38,554)
                                                  -----------  -----------
Net cash used in operating activities              (6,006,830)    (122,002)

Investing Activities:
Investment in certificate of deposit                     (740)    (179,728)
Purchases of property and equipment                  (135,449)    (211,603)
                                                  -----------  -----------
Net cash used in investing activities                (136,189)    (391,331)

Financing Activities:
Repayments of notes payable - related party            (3,862)           -
Repayments of notes payable                        (6,874,220)     (19,529)
Repayments of bank line of credit                           -     (195,015)
Proceeds from issuance of notes payable            12,337,755       17,000
Proceeds from issuance of convertible debenture
 notes                                                      -      400,000
Proceeds from bank line of credit                           -      209,582
                                                  -----------  -----------
Net cash provided by financing activities           5,459,673      412,038

Net decrease in cash and cash equivalents            (683,346)    (101,295)
Cash and cash equivalents at beginning of period      683,346      111,345
                                                  -----------  -----------
Cash and cash equivalents at end of period        $         -  $    10,050
                                                  ===========  ===========

Cash paid during the period for interest          $   895,331  $     9,264
                                                  ===========  ===========

Supplemental Disclosure of Non-cash Transactions:
Stock issued for conversion of accounts payable   $         -  $    24,467
Stock issued for conversion of accrued expense    $   283,833  $   111,834
Note payable related party issued for conversion
 of accrued expense                               $         -  $    11,666
Note payable issued for purchase of property and
 equipment                                        $    29,000  $         -
Stock issued for conversion of notes payable      $   535,413  $     2,500
Receivable for deferred revenue                   $   437,500  $         -
Stock issued for other non current asset          $         -  $    30,000
Warrant issued for credit facility                $   877,596  $         -

                    RG AMERICA, INC. AND SUBSIDIARIES
                        CONSOLIDATED BALANCE SHEET
                                (Unaudited)

ASSETS
                                                    June 30,     June 30,
                                                      2006         2005
                                                  ------------ ------------
Current assets:
Cash and cash equivalents                         $          - $     10,050
Investment in certificate of deposit                   140,740      179,728
Contracts receivable, net of allowance for
 doubtful Accounts                                  17,141,583    2,038,734
Unbilled revenue                                     5,449,852      255,171
Prepaid expenses - net of accumulated
 amortization                                        1,319,296       60,991
Other receivables                                    1,050,416      152,979
Notes receivable                                       351,000            -
                                                  ------------ ------------
Total current assets                                25,452,887    2,697,653

Property and equipment, net of accumulated
 depreciation                                        1,056,227      441,774
Other non-current assets                                99,450       35,000
                                                  ------------ ------------

Total assets                                      $ 26,608,564 $  3,174,427
                                                  ============ ============

    LIABILITIES AND STOCKHOLDERS' EQUITY (DEFICIT)

LIABILITIES
                                                    June 30,     June 30,
                                                      2006         2005
                                                  ------------ ------------
Current liabilities:
Bank overdraft                                    $     24,314 $     13,610
Accounts payable, trade                              6,597,209    1,872,157
Accrued expenses                                     2,695,656      775,784
Withholding taxes payable                               96,557      231,140
Deferred revenue                                       588,993      562,484
Bank line-of-credit                                    140,000      179,582
Notes payable - related parties                         52,368       33,038
Notes payable, net of debt discount                  9,439,229      261,530
Convertible debenture notes                                  -      400,000
                                                  ------------ ------------
Total current liabilities                           19,634,326    4,329,325

Long-term debt - related party                           3,973        4,710
                                                  ------------ ------------
Total liabilities                                   19,638,299    4,334,035

Commitments and contingencies                                -            -

STOCKHOLDERS' EQUITY (DEFICIT)

Stockholders' equity (deficit)
Preferred stock, $.001 par value, 35,000,000
 shares authorized, none issued and outstanding            -             -
Common stock, $.001 par value, 300,000,000
 shares Authorized                                    29,193        20,559
Common stock subscribed                              (82,948)     (271,507)
Additional paid in capital                         8,930,213     5,898,013
Common stock warrants                              2,570,529       157,357

Accumulated deficit                               (3,703,291)   (6,894,780)
                                                ------------  ------------

                                                   7,743,696    (1,090,358)

Less: Deferred stock compensation                   (773,431)      (69,250)
                                                ------------  ------------

Total stockholders' equity (deficit)               6,970,265    (1,159,608)
                                                ------------  ------------

Total liabilities and stockholders' equity      $ 26,608,564  $  3,174,427
                                                ============  ============

About RG America, Inc.

RG America is a family of companies delivering both insurance restoration services and targeted insurance services/products. Its restoration subsidiaries specialize in remediation, insurance recovery, roofing, reconstruction and management for insurance losses. The company focuses primarily on multi-family and commercial real estate properties that have experienced catastrophic losses caused by hurricane, flood, fire, wind or hail.

A number of statements in this press release are forward-looking statements, which are made pursuant to the Safe Harbor provisions of the Private Securities Litigation Act of 1995. These forward-looking statements involve a number of products and technologies, competitive market conditions, successful integration of acquisitions, the ability to secure additional sources of financing, the ability to reduce operating expenses and other factors described in the Company's filings with the SEC. The actual results that the Company may achieve may differ materially from any forward-looking statements due to such risks and uncertainties.

Contact:

Tim Clemensen
Rubenstein Investor Relations
212-843-9337
tclemensen@rubensteinir.com

Kevin L. Dahlberg
RG America Inc.
972 919-4774 ext. 224
kdahlberg@rgamerica.com